Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA FOUNDED 1866	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

January 13, 2016

Simon Property Group, L.P.

225 West Washington Street

Indianapolis, Indiana 46204

Re:                             Simon Property Group, L.P.
2.500% Notes due 2021
3.300% Notes due 2026

Ladies and Gentlemen:

This opinion is furnished in connection with the issuance and sale by Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), of (i) $550,000,000 aggregate principal amount of its 2.500% Notes due 2021 (the “2021 Notes”) and (ii) $800,000,000 aggregate principal amount of its 3.300% Notes due 2026 (the “2026 Notes,” and together with the 2021 Notes, the “Notes”) pursuant to the Operating Partnership’s Registration Statement on Form S-3, Registration No. 333-202562-01 (the “Registration Statement”), the Prospectus constituting a part thereof, dated March 6, 2015, relating to the offering from time to time of certain securities of the Operating Partnership (including the Notes) pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), the Prospectus Supplement, dated January 8, 2016, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act (the Prospectus, dated March 6, 2015, and the Prospectus Supplement, dated January 8, 2016, being hereinafter referred to, collectively, as the “Prospectus”), and the Indenture, dated as of November 26, 1996, among Simon DeBartolo Group, L.P., Simon Property Group, L.P., a Delaware limited partnership that, effective December 31, 1997, was merged into Simon DeBartolo Group, L.P. (the merged entity being the Operating Partnership), and The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by the Thirty-Fourth Supplemental Indenture thereto, dated as of January 13, 2016 (collectively, the “Indenture”).

We have examined the Registration Statement, the Prospectus, the Indenture, the form of Notes of each series (with the maturities, interest rates and other terms inserted therein) and such other instruments, documents, certificates and records which we have deemed relevant and

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed.

Based on such examination, we are of the opinion that, when the Notes have been duly executed and issued by the Operating Partnership and authenticated by the Trustee pursuant to the Indenture, and delivered against payment as contemplated in the Prospectus, the Notes will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The foregoing opinion is given on the date hereof and is limited to matters arising under the laws of the State of New York and the Revised Uniform Limited Partnership Act of the State of Delaware as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Operating Partnership’s Current Report on Form 8-K filed on the date hereof and the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Prospectus.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sidley Austin LLP